Exhibit 5.1

[Adams & Reese, LLP Letterhead]

September 25, 2012

Cumberland Pharmaceuticals Inc.

2525 West End Avenue, Suite 950

Nashville, Tennessee 37203

Ladies and Gentlemen:

We have acted as counsel for Cumberland Pharmaceuticals Inc., a Tennessee corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, of (i) shares of common stock, no par value of the Company (“Common Stock”) (including attached preferred share purchase rights), (ii) shares of preferred stock, no par value, of the Company (the “Preferred Stock”), (iii) warrants for the purchase of Common Stock and Preferred Stock (the “Securities Warrants”), and (iv) unsecured debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (“Debt Securities” and together with the Securities Warrants, Preferred Stock and the Common Stock, the “Securities”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Third Amended and Restated Charter of the Company, as amended to date (the “Charter”), (ii) the Second Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”), (iii) the Registration Statement and all exhibits thereto, (iv) the form of senior indenture (the “Senior Indenture”) filed or incorporated by reference as an exhibit to the Registration Statement, (v) the form of subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) filed or incorporated by reference as an exhibit to the Registration Statement (vi) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement, (vii) the specimen Common Stock certificate, and (viii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will have become effective and comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vi) the applicable Indenture and, if applicable, the related Guarantees will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vii) one or more prospectus supplements to the prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (x) any securities issuable upon conversion, exchange or exercise of any Preferred Stock or Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein and having due regard for such legal considerations we deem relevant, we are of the opinion that:

(1) With respect to shares of Common Stock, when both (a) the board of directors (the “Board”) of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid, and nonassessable;

(2) With respect to the Preferred Stock, (a) when the Board has taken all necessary corporate action to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Tennessee, and (b) upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Preferred Stock will be legally issued, fully paid, and nonassessable;

(3) With respect to the Securities Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Securities Warrants, the terms of the offering thereof, and related matters, (b) the agreements relating to the Securities Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (c) the Securities Warrants or certificates representing the Securities Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Securities Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Securities Warrants will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(4) When (i) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of any such Debt Securities; (ii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iii) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legally issued and such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

The opinions expressed herein are limited to the federal securities law of the United States of America and the Tennessee Business Corporation Act (the “Act”), in each case as currently in effect. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our Firm’s name in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ ADAMS AND REESE LLP
Adams and Reese LLP